SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   May 19, 2015

                        INTERFACE, INC.
(Exact name of Registrant as Specified in its Charter)

Georgia	001-33994	58-1451243
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:  (770) 437-6800

______________________Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
 (e)            Amendment and Restatement of Omnibus Stock Incentive Plan
On May 19, 2015, the shareholders of Interface, Inc. (the "Company") approved an amendment and restatement of the Interface, Inc. Omnibus Stock Incentive Plan.  The amended and restated plan was adopted by the Company's Board of Directors on February 18, 2015, subject to shareholder approval.  The following summary description of the Interface, Inc. Omnibus Stock Incentive Plan, as amended and restated (the "Stock Incentive Plan" or the "Plan"), is qualified in its entirety by the full text of the Plan, a copy of which is filed herewith as Exhibit 99.1.
The Stock Incentive Plan provides for grants of restricted stock, incentive stock options, nonqualified stock options, stock appreciation rights, deferred shares, performance shares and performance units.  As amended and restated, the aggregate number of shares of Common Stock that may be issued or transferred under the Stock Incentive Plan on or after the effective date of February 18, 2015, is 5,161,020, constituting the sum of (a) 4,900,000 shares not previously authorized for issuance under any plan, plus (b) 149,770 shares remaining available for issuance under the Plan but not subject to outstanding awards immediately prior to such effective date, plus (c) 111,250 unissued shares subject to outstanding and unexercised stock option awards immediately prior to such effective date; provided, however, that each share issued after such effective date pursuant to an award other than a stock option will reduce the number of remaining shares available by 1.33 shares.  No award may be granted after the tenth anniversary of the effective date, provided that all awards granted prior to such date shall continue in effect thereafter subject to the terms thereof and of the Plan.

The Stock Incentive Plan is administered by the Compensation Committee of the Board of Directors.  All employees of the Company or one of its subsidiaries, outside directors and consultants or independent contractors performing bona fide services for the Company or one of its subsidiaries, are eligible for consideration as participants under the Plan, although only employees are eligible to receive grants of incentive stock options.  The Compensation Committee has authority to determine the participants to whom awards will be granted, the form and amount of the awards, the dates of grant, vesting period, option prices (in the case of awards of options), performance objectives (in the case of restricted shares, deferred shares, performance shares or performance units) and other terms of each award.  No participant may receive awards or options representing more than 500,000 shares of Common Stock or 1,000,000 performance units during any calendar year under the Stock Incentive Plan.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

Annual Meeting of Shareholders

(a)      The Company held its annual meeting of shareholders on May 19, 2015.

(b)      The matters considered at the annual meeting, and votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, relating to each matter were:

(i)            Election of Directors (elected by plurality vote):

	For	Withheld	Non-Votes

John P. Burke	36,219,883	22,007,422	2,328,711
Edward C. Callaway	37,402,566	20,824,739	2,328,711
Andrew B. Cogan	36,985,084	21,242,221	2,328,711
Carl I. Gable	37,225,158	21,002,147	2,328,711
Daniel T. Hendrix	37,210,738	21,016,567	2,328.711
Christopher G. Kennedy	35,935,700	22,291,605	2,328,711
K. David Kohler	15,375,015	42,852,290	2,328,711
James B. Miller, Jr.	36,823,015	21,404,290	2,328,711
Harold M. Paisner	37,608,705	20,618,600	2,328,711

(iii)            Approval of the Company's adoption of an amendment and restatement of the Interface, Inc. Omnibus Stock Incentive Plan:

For:	52,701,700
Against:	4,915,322
Abstain:	610,273
Non-Votes:	2,328,711

(ii)            Approval of executive compensation:

For:	55,614,569
Against:	2,593,601
Abstain:	19,135
Non-Votes:	2,328,711

(iv)            Ratification of the appointment of BDO USA, LLP to serve as independent auditors for 2015:

For:	59,754,601
Against:	793,749
Abstain:	7,666
Non-Votes	0

Item 9.01.  Financial Statements and Exhibits.

(a)            Financial Statements of Businesses Acquired.

None.

(b)            Pro Forma Financial Information.

None.

(c)            Shell Company Transactions.

None.

(d)            Exhibits.

Exhibit No.	Description
99.1	Interface, Inc. Omnibus Stock Incentive Plan, as amended and restated February 18, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERFACE, INC.

By:	/s/ Raymond S. Willoch
Raymond S. Willoch
Senior Vice President
Date: May 20, 2015

EXHIBIT INDEX

Exhibit No.	Description
99.1	Interface, Inc. Omnibus Stock Incentive Plan, as amended and restated February 18, 2015.